Exhibit 99.1

Hong Kong Limited.

Shanghai, China, January 27, 2013 –Jiu Feng Investment Hong Kong Ltd, (a Nevada Corporation) (OTCBB-JFIL), today announced that its ticker symbol will change from "LBYV" to "JFIL" on January 24, 2013.

This ticker change aligns Jiu Feng Investment Hong Kong Ltd, 's ticker symbol with the Company's recent name change to Jiu Feng Investment Hong Kong Ltd,.

Li states, “The symbol change was the logical next step for the alignment with our name change”.

Jiu Feng Investment Hong Kong Ltd. (Nevada) is a subsidiary of JF Investment specializing in web applications for green technology companies and their stakeholders.

FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements, including forecasts of market growth, future revenue, benefits of the proposed contract, and expectations that the contract will be accretive to Jiu Feng Investment Hong Kong Ltd. results and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating products; uncertainties as to the timing; whether certain market segments grow as anticipated; the competitive environment in the industry and competitive responses to the proposed contracts; and whether the companies can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Jiu Feng Investment Hong Kong Ltd. undertakes no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release.

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